Exhibit 99.1

News Release
Contacts:	U.S. Well Services
Josh Shapiro, VP, Finance and Investor Relations
(832) 562-3730
IR@uswellservices.com

Dennard Lascar Investor Relations
Ken Dennard / Lisa Elliott
(713) 529-6600
USWS@dennardlascar.com

U.S. Well Services Announces Third Quarter 2019 Financial and Operational Results

HOUSTON – November 6, 2019 – U.S. Well Services, Inc. (the “Company”, “U.S. Well Services” or “we”) (NASDAQ: USWS) today reported third quarter 2019 financial and operational results.

Third Quarter 2019 Highlights

•	Finalized a long-term contract for an electric fracturing fleet for work in the Northeast beginning in November 2019
•	Averaged 8.4 fully-utilized fleets compared to 10.4 fully-utilized fleets during the second quarter of 2019
•	Total revenue of $130.9 million compared to $151.4 million in the second quarter of 2019
•	Net loss attributable to the Company of $17.0 million compared to net loss of $21.5 million in the second quarter of 2019
•	Adjusted EBITDA(1) of $35.3 million compared to $42.6 million in the second quarter of 2019
•	Reported annualized Adjusted EBITDA per fully-utilized fleet of $16.9 million compared to $16.4 million for the second quarter of 2019(2)
•	After deduction of fluid end maintenance capital expenditures, annualized Adjusted EBITDA per fully-utilized fleet was $16.1 million compared to $14.9 million for the second quarter of 2019
•	Awarded one new patent, bringing total granted patents to 23, with over 95 pending patents
•	Total liquidity, consisting of cash and availability under the Company’s asset-backed revolving credit facility, was $61.5 million as of September 30, 2019

(1)	Each of Adjusted EBITDA and Adjusted EBITDA margin is a Non-GAAP financial measure. Please read “Non-GAAP Financial Measures.”
(2)	Adjusted EBITDA per fully-utilized fleet equivalent is defined as Adjusted EBITDA divided by the product of average active fleets during the quarter and the utilization rate for active fleets during the quarter.

“U.S. Well Services continued to execute our business strategy in spite of volatile commodity prices and a challenging operating environment,” said Joel Broussard, President and CEO of U.S. Well Services. “During the quarter we continued to improve efficiencies for our customers, demonstrating sequential growth in both pumping hours and stages completed per fleet.

“As we look to the fourth quarter, we expect our customers to continue to exercise capital discipline and limit drilling and completion spending, which will result in a reduced number of active fleets for USWS. However, based on recent commercial success, including the execution of a new long-term contract to provide electric hydraulic fracturing services in the Northeast, and visibility into our customers’ completions schedules, we expect to experience higher activity levels beginning in early 2020,” added Mr. Broussard.

Outlook

U.S. Well Services began taking delivery of equipment for the one new electric fleet currently on order during the third quarter. This fleet will begin working under contract for Shell in the first quarter of 2020.

Market conditions remained challenging during the third quarter of 2019, driving a lower number of active fleets for U.S. Well Services as well as reduced utilization. While we expect these conditions to persist through the remainder of the year, U.S. Well Services anticipates an acceleration in activity beginning in the first quarter of 2020 as E&P companies’ budgets reset. U.S. Well Services currently has 9 of its 13 fleets contracted or dedicated to customers in 2020 and expects high demand for its remaining fleet based on dialog with customers.

Third Quarter 2019 Financial Summary

Revenue for the third quarter of 2019 decreased 14% to $130.9 million versus $151.4 million in the second quarter of 2019, driven by a reduction in the number of active fleets working. U.S. Well Services averaged 9.3 active fleets during the quarter, as compared to 11.3 for the second quarter of 2019. Utilization of the Company’s active fleets averaged 90% during the third quarter, resulting in a fully-utilized equivalent of 8.4 fleets. This compares to 92% utilization and a fully-utilized equivalent of 10.4 fleets for the second quarter of 2019.

Costs of services, excluding depreciation and amortization, for the third quarter of 2019 decreased to $90.8 million from $107.4 million during the second quarter of 2019, primarily as a result of lower activity levels.

Selling, general and administrative expense (“SG&A”) increased to $8.2 million in the third quarter of 2019 from $7.6 million in the second quarter of 2019. Excluding stock-based compensation and transaction related costs, SG&A in the third quarter of 2019 was $6.8 million compared to $5.9 million in the second quarter of 2019. The increase in SG&A was primarily attributable to an increase in professional fees and personnel costs.

Net loss attributable to the Company decreased approximately 21% sequentially to $17.0 million in the third quarter of 2019 from $21.5 million in the first quarter of 2019. Adjusted EBITDA decreased 17% in the third quarter to $35.3 million from $42.6 million in the second quarter as a result of reductions in active fleets and utilization. Adjusted EBITDA margin decreased to 27% from 28% in the second quarter of 2019.1

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Operational Highlights

U.S. Well Services exited the third quarter with seven active frac fleets, with two fleets in the Appalachian Basin, two fleets in the Eagle Ford and three fleets in the Permian Basin. Currently, the Company has nine active frac fleets.

U.S. Well Services delivered increasing operating efficiency for its customers during the third quarter. The Company increased its stage count per fully-utilized fleet by approximately 6%, completing 4,823 frac stages during the third quarter, or 574 stages per fully-utilized fleet, as compared to 5,658 frac stages, or 544 stages per fully-utilized fleet, during the second quarter of 2019. Pumping hours per day increased approximately 3% sequentially. The Company pumped for 9,174 hours during 696 frac days, as compared to 11,019 hours during 854 frac days in the second quarter of 2019.

U.S. Well Services continues to be the market leader in electric fracturing, with 9,974 electric fracturing stages completed since the deployment of our first Clean Fleet® in 2014. The Company continued to expand its intellectual property portfolio during the third quarter, receiving a grant for one additional patent, bringing our total granted patent portfolio to 23 patents, with over 95 patents pending.

Balance Sheet and Capital Spending

As of September 30, 2019, total liquidity was $61.5 million, consisting of $32.8 million of cash on the Company’s balance sheet and $28.7 million of availability under the Company’s asset-backed revolving credit facility, and net debt was $290.9 million.

Capital expenditures, on an accrual basis, were $14.5 million during the third quarter of 2019. The capital expenditures consisted of $8.1 million for growth initiatives, $1.4 million for fleet enhancements and $5.0 million for maintenance capital expenditures, which equates to an annualized rate of $2.4 million per fully-utilized fleet. Maintenance capital expenditures during the third quarter of 2019 included approximately $1.7 million for fluid ends, which equates to an annualized rate of $0.8 million per fully-utilized fleet and 33% of total maintenance capital expenditures.

Conference Call Information

The Company will host a conference call at 9:00 am Central / 10:00 am Eastern Time on Thursday, November 7, 2019 to discuss financial and operating results for the third quarter of 2019 and recent developments. This call will also be webcast and an investor presentation will be available on U.S. Well Services’ website at http://ir.uswellservices.com/events-and-presentations/events. To access the conference call, please dial 201-389-0872 and ask for the U.S. Well Services call at least 10 minutes prior to the start time or listen to the call live over the Internet by logging on to the Company’s website from the link above. A telephonic replay of the conference call will be available through November 14, 2019 and may be accessed by calling 201-612-7415 using passcode 13696028#.  A webcast archive will also be available at the link above shortly after the call and will be accessible for approximately 90 days.

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About U.S. Well Services, Inc.

U.S. Well Services, Inc. is a leading provider of hydraulic fracturing services and a market leader in electric fracture stimulation. The Company’s patented electric frac technology provides one of the first fully electric, mobile well stimulation systems powered by locally supplied natural gas including field gas sourced directly from the wellhead. The Company’s electric frac technology dramatically decreases emissions and sound pollution while generating exceptional operational efficiencies including significant customer fuel cost savings versus conventional diesel fleets. For more information visit: www.uswellservices.com. The information on our website is not part of this release.

Forward-Looking Statements

The information above includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, availability under the Company’s credit facilities, business strategy and objectives for future operations, results of discussions with potential customers, potential new contract opportunities and planned deployment and operation of fleets, are forward-looking statements. These forward-looking statements may be identified by their use of terms and phrases such as “may,” “expect,” “guidance,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” “target” and similar terms and phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, and it is possible that the results described in this release will not be achieved. These forward-looking statements are subject to certain risks, uncertainties and assumptions, including those identified in this release or disclosed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Factors that could cause actual results to differ from the Company’s expectations include changes in market conditions, changes in commodity prices, changes in supply and demand for oil and gas, changes in demand for our services, availability of financing and capital, the Company’s liquidity, the Company’s compliance with covenants under its credit agreements, actions by customers and potential customers, geopolitical events, availability of equipment and personnel and other factors described in the Company’s public disclosures and filings with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K filed on March 14, 2019 and in our quarterly reports on Form 10-Q. As a result of these factors, actual results may differ materially from those indicated or implied by forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

- Tables to Follow -

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and amounts in thousands except for active fleets and per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2019	2018	2019	2019	2018

Statement of Operations Data:
Revenue	$130,884	$166,173	$151,419	$422,075	$530,411
Costs and expenses:
Cost of services (excluding depreciation and amortization)	90,792	137,452	107,369	307,841	427,243
Depreciation and amortization	39,723	26,765	40,322	117,888	77,547
Selling, general and administrative expenses	8,216	5,248	7,638	24,474	14,863
Loss on disposal of assets	4,976	(126)	4,003	15,884	7,990
Income (loss) from operations	(12,823)	(3,166)	(7,913)	(44,012)	2,768
Interest expense, net	(8,449)	(7,387)	(7,820)	(21,384)	(21,672)
Loss on extinguishment of debt	–	–	(12,558)	(12,558)	–
Other income	62	9	1,686	1,774	331
Loss before income taxes	(21,210)	(10,544)	(26,605)	(76,180)	(18,573)
Income tax expense	39	–	306	469	–
Net loss	(21,249)	(10,544)	(26,911)	(76,649)	(18,573)
Net loss attributable to noncontrolling interest	(4,280)	–	(5,432)	(15,929)	–
Net loss attributable to U.S. Well Services, Inc.	$(16,969)	$(10,544)	$(21,479)	$(60,720)	$(18,573)

Net lost attributable to U.S. Well Services, Inc. stockholders per common share (1):
Basic and diluted	(0.45)	(0.21)	(0.46)	(1.36)	(0.37)
Weighted average common shares outstanding:
Basic and diluted	50,250	47,940	49,846	49,182	47,940

Other Financial and Operational Data
Capital Expenditures (2)	14,523	79,464	87,645	257,280	107,932
Adjusted EBITDA (3)	35,288	28,322	42,584	105,858	97,914
Average Active Fleets	9.3	9.7	11.3	10.6	9.9

(1) Due to the Company's combination with the SPAC which was accounted for as a reverse recapitalization, earnings per share has been recast to reflect the Company's capital structure post-combination for all comparative periods.

(2) Capital expenditures presented above are shown on an accrual basis, including capital expenditures in accounts payable, accrued liabilities and under equipment financing arrangements.

(3) Adjusted EBITDA is a Non-GAAP Financial Measure. See the tables entitled "Reconciliation and Calculation of Non-GAAP Financial and Operational Measures" below.

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U.S. WELL SERVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, amounts in thousands except shares)

	September 30, 2019	December 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$20,712	$29,529
Restricted cash	12,084	507
Accounts receivable (net of allowance for doubtful accounts of $22 and $189 in 2019 and 2018, respectively)	108,050	58,026
Inventory, net	10,488	9,413
Prepaids and other current assets	14,867	16,437
Total current assets	166,201	113,912
Property and equipment, net	461,529	331,387
Intangible assets, net	22,191	27,890
Goodwill	4,971	4,971
Deferred financing costs, net	1,108	2,070
TOTAL ASSETS	$656,000	$480,230
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$78,559	$89,360
Accrued expenses and other current liabilities	29,453	17,044
Notes payable, current portion	7,250	4,560
Current portion of long-term equipment financing	7,886	3,263
Current portion of long-term capital lease obligation	13,286	25,338
Current portion of long-term debt	5,000	900
Total current liabilities	141,434	140,465
Notes payable, less current portion	1,867	–
Long-term equipment financing	11,926	8,304
Long-term capital lease obligation	1,330	–
Long-term debt	275,154	91,112
Deferred rent	166	–
TOTAL LIABILITIES	431,877	239,881

MEZZANINE EQUITY
Series A Convertible Preferred Stock, par value $0.0001 per share; 55,000 shares authorized, issued and outstanding as of September 30, 2019; aggregate liquidation preference of $57,330 as of September 30, 2019	31,968	–

STOCKHOLDERS' EQUITY
Class A Common Stock, par value of $0.0001 per share; 400,000,000 shares authorized; 54,588,775 shares and 49,254,760 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	5	5
Class B Common Stock, par value of $0.0001 per share; 20,000,000 shares authorized; 13,775,400 shares and 13,937,332 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	1	1
Additional paid in capital	232,080	204,928
Accumulated deficit	(78,008)	(17,383)
Total stockholders' equity attributable to U.S. Well Services, Inc.	154,078	187,551
Noncontrolling interest	38,077	52,798
Total Stockholders' Equity	192,155	240,349
TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY	$656,000	$480,230

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U.S. WELL SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

(unaudited and amounts in thousands)

	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(76,649)	$(18,573)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	117,888	77,547
Loss on disposal of assets	15,884	7,990
Non-cash interest	–	7,196
Share-based compensation expense	5,672	2,802
Loss on extinguishment of debt	12,558	–
Other noncash items	2,729	2,231
Changes in working capital	(35,752)	4,921
Net cash provided by operating activities	42,330	84,114
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(194,114)	(58,557)
Insurance proceeds from damaged property and equipment	706	8,011
Net cash used in investing activities	(193,408)	(50,546)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of revolving credit facility	49,134	–
Repayments of revolving credit facility	(65,000)	–
Proceeds from issuance of long-term debt	285,000
Repayments of long-term debt	(75,000)	–
Payment of fees related to debt extinguishment	(6,560)
Repayments of amounts under equipment financing	(66,872)	(12,484)
Principal payments under finance lease obligation	(12,494)	(7,144)
Proceeds from issuance of preferred stock and warrants, net	54,524	–
Deferred financing costs	(13,451)	–
Repayments of note payable	(4,560)	(2,145)
Other	9,117	3,084
Net cash provided (used) by financing activities	153,838	(18,689)
Net increase in cash and cash equivalents and restricted cash	2,760	14,879
Cash and cash equivalents and restricted cash, beginning of period	30,036	6,426
Cash and cash equivalents and restricted cash, end of period	$32,796	$21,305

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Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP. The Company believes, however, that certain non-GAAP performance measures allow external users of its consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, to more effectively evaluate its operating performance and compare the results of its operations from period to period and against the Company’s peers without regard to the Company’s financing methods, hedging positions or capital structure. Additionally, the Company believes the use of certain non-GAAP measures highlights trends in the Company’s business that may not otherwise be apparent when relying solely on GAAP measures.

Reconciliation of Net Income to Adjusted EBITDA

EBITDA and Adjusted EBITDA are non-GAAP financial measures and should not be considered as a substitute for net income (loss), operating income (loss) or any other performance measure derived in accordance with GAAP or as an alternative to net cash provided by operating activities as a measure of the Company’s profitability or liquidity. The Company’s management believes EBITDA and Adjusted EBITDA are useful because they allow external users of its consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, to more effectively evaluate the Company’s operating performance, compare the results of its operations from period to period and against the Company’s peers without regard to the Company’s financing methods, hedging positions or capital structure and because it highlights trends in the Company’s business that may not otherwise be apparent when relying solely on GAAP measures. The Company believes EBITDA and Adjusted EBITDA are important supplemental measures of its performance that are frequently used by others in evaluating companies in its industry. Because EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income (loss) and may vary among companies, the EBITDA and Adjusted EBITDA that the Company presents may not be comparable to similarly titled measures of other companies.

The Company defines EBITDA as earnings before interest, income taxes, depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA excluding the following: loss on disposal of assets; share-based compensation; impairments; and other items that the Company believes to be non-recurring in nature. The Company defines Adjusted EBITDA margin as Adjusted EBITDA as a percentage of Revenue.

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U.S. WELL SERVICES, INC.

RECONCILIATION OF NET INCOME (GAAP) TO EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(unaudited, amounts in thousands)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2019	2018	2019	2019	2018
Net loss	$(21,249)	$(10,544)	$(26,911)	$(76,649)	$(18,573)
Interest expense, net	8,449	7,387	7,820	21,384	21,672
Income tax expense	39	–	306	469	–
Depreciation and amortization	39,723	26,765	40,322	117,888	77,547
EBITDA	26,962	23,608	21,537	63,092	80,646
Loss on disposal of assets (a)	4,976	(126)	4,003	15,884	7,990
Share based compensation (b)	2,305	896	2,307	5,672	2,802
Certain non-productive time (c)	–	–	–	–	1,200
Fleet start-up and relocation costs (d)	1,045	1,437	3,170	8,208	1,717
Restructuring and transaction related costs (e)	–	1,213	303	1,738	2,265
Fleet 6 fire (f)	–	1,294	(1,294)	(1,294)	1,294
Loss on extinguishment of debt (g)	–	–	12,558	12,558	–
Adjusted EBITDA	$35,288	$28,322	$42,584	$105,858	$97,914

(a) Represents net losses on the disposal of property and equipment.

(b) Represents non-cash share-based compensation.

(c) Represents revenue shortfall associated with non-productive time due to sand mine issues with a customer. The delays were caused by excessive wait times at the customer’s chosen sand mine as sand mine operations were starting up and have since been addressed. Additionally, the Company has come to an agreement with the customer to better define how non-productive time caused by sand mine delays are to be split between the two parties. As such, the Company does not anticipate,  nor has experienced, additional material revenue shortfalls related to delays at the customer’s sand mine moving forward.

(d) Represents non-recurring costs related to the start-up, enhancement and / or  relocation of hydraulic fracturing fleets.

(e) Represents non-recurring third-party professional fees and other costs including costs related to financing transactions, the capital restructuring and the potential sale of U.S. Well Services, LLC.

(f) Represents non-recurring insurance reimbursement of costs related to a fleet fire previously reported as an add-back.

(g) Represents non-recurring costs related to debt extinguishment.

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